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                                                                   Exhibit 23.1

                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 5 to the Registration Statement (Form S-4, No. 333-58621) and related Prospectus of Advanced Lighting Technologies, Inc. for the registration of $100,000,000 of securities and to the incorporation by reference therein of our report dated September 28, 1998 (except for the sixth paragraph of Note C, as to which the date is March 15, 1999 and except for the information related to the year ended June 30, 1998 included in Note L, as to which the date is April 24,
2000), with respect to the consolidated financial statements of Advanced Lighting Technologies, Inc. at June 30, 1998 and for each of the two years in the period ended June 30, 1998, included in its Annual Report (Form 10-K/A
No. 3) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.

                                       /s/ Ernst & Young LLP

Cleveland, Ohio
June 21, 2000